As filed with the Securities and Exchange Commission on November 16, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATRIX SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	73-1352174
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5100 East Skelly Drive, Suite 700

Tulsa, Oklahoma 74135

(Address of principal executive offices)

Matrix Service Company 2012 Stock and Incentive Compensation Plan

(Full title of plan)

John R. Hewitt

President and Chief Executive Officer

Matrix Service Company

5100 East Skelly Drive, Suite 700

Tulsa, Oklahoma 74135

(918) 838-8822

(Name, address and telephone number of agent for service)

WITH COPIES TO:

Mark D. Berman, Esq.

4000 One Williams Center

Tulsa, Oklahoma 74172

(918) 586-5711

(918) 586-8661 (Facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	1,300,000 shares	$10.53	$13,689,000	$1,867.18

(1)	Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the plan.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of common stock on November 9, 2012, as reported on the NASDAQ Stock Market LLC.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Matrix Service Company (the “Company”) to register 1,300,000 shares of the Company’s common stock issuable to eligible participants under the Matrix Service Company 2012 Stock and Incentive Compensation Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 constituting the requirements of a Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Company with the SEC (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) are incorporated by reference in this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012; and

(3)	The description of Common Stock, contained in the Company’s Registration Statement on Form 8-A/A, as filed with the SEC on September 28, 1990, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants the Company the authority to indemnify each of its directors and officers against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer that is made a party to any threatened, pending or completed action, suit or proceeding, (whether civil, criminal or otherwise) by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company or by reason of the fact that such director or officer, at the Company’s request, is or was serving at any other corporation or other entity, in any capacity, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, provided that in the case of an action, suit or proceeding against a director or officer that is brought by the Company or in the Company’s right, it may indemnify such director or officer only in respect of expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer; provided further that no such indemnity for expenses may be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Company unless, and only to the extent that, either the Delaware Court of Chancery or the court in which the action, suit or proceeding against such director or officer was brought shall determine upon application that, despite the adjudication of liability to the Company but in view of all the circumstances of the case, such director or officer is nevertheless fairly and reasonably entitled to indemnity from the Company for such expenses in an amount deemed proper by such court.

Unless ordered by a court, the determination of whether a then sitting director or officer has met the applicable standard for indemnity, i.e., that the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, shall be made by either (a) a majority vote of the Company’s directors at the time of such determination who were not parties to the suit or action, or (b) by the Company’s stockholders.

Section 145 of the DGCL also authorizes the Company to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any action, suit or proceeding against the director or officer prior to a determination of whether the director or officer is actually entitled to indemnity and to purchase insurance for the benefit of a director or officer against any liability that may be incurred by reason of the fact that the insured was or is a director or officer, regardless of whether the liability insured could have legally been indemnified by the Company.

Pursuant to the authority granted the Company by Section 145 of the DGCL, the Company has provided in its restated certificate of incorporation and bylaws for the indemnification of the Company’s directors and officers to the fullest extent authorized or permitted by law as from time to time in effect; the Company provided in its restated bylaws for the advancement of expenses of directors and officers, including attorneys’ fees, incurred by such persons in defending any proceeding in advance of its final disposition upon a receipt of a written agreement of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to indemnification for such expenses; and the Company maintains standard policies of insurance under which coverage is provided to its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capacities.

As permitted by Section 102 of the DGCL, the Company’s restated certificate of incorporation provides that each of the Company’s directors shall not be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of their duties as a director, provided that a director shall be liable, to the extent provided by applicable law, for any breach of such director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases), or for any transaction from which such director derived an improper personal benefit. This provision does not limit or eliminate the Company’s rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Document

4.1*	Amended and Restated Certificate of Incorporation (Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-156814) filed on January 21, 2009).

4.2*	Certification of Designations, Preferences and Rights of Series B Junior Preferred Stock dated November 12, 1999 (Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-117077) filed on July 1, 2004).

4.3*	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock Pursuant to Section 151 of the General Corporation Law of the State of Delaware dated May 1, 2005 (Exhibit 3.5 to the Company’s Annual Report on Form 10-K (File No. 1-15461) filed on August 17, 2005).

4.4*	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock Pursuant to Section 151 of the General Corporation Law of the State of Delaware dated October 23, 2006 (Exhibit 3.7 to the Company’s Annual Report on Form 10-K (File No. 1-15461) filed on August 14, 2007).

4.5*	Amended and Restated Bylaws (Exhibit 3 to the Company’s Current Report on Form 8-K (File No. 1-15461) filed on April 9, 2009).

4.6*	Matrix Service Company 2012 Stock and Incentive Compensation Plan (Exhibit A to the Company’s Proxy Statement (File No. 1-15461) filed on October 10, 2012).

5	Opinion of Conner & Winters, LLP.

23.1	Consent of Conner & Winters, LLP (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page to this Registration Statement).

*	Incorporated by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 15, 2012.

MATRIX SERVICE COMPANY

By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President Finance, Chief Financial Officer and Secretary

Each of the undersigned officers and directors of Matrix Service Company, a Delaware corporation, whose signature appears below hereby constitutes and appoints John R. Hewitt and Kevin S. Cavanah, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Hall Michael J. Hall	Chairman of the Board of Directors	November 15, 2012

/s/ John R. Hewitt John R. Hewitt	Director, President and Chief Executive Officer (Principal Executive Officer)	November 15, 2012

/s/ Kevin S. Cavanah Kevin S. Cavanah	Vice President Finance, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 15, 2012

/s/ I. Edgar Hendrix I. Edgar Hendrix	Director	November 15, 2012

/s/ Paul K. Lackey Paul K. Lackey	Director	November 15, 2012

/s/ Tom E. Maxwell Tom E. Maxwell	Director	November 15, 2012

EXHIBIT INDEX

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Document

4.1*	Amended and Restated Certificate of Incorporation (Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-156814) filed on January 21, 2009).

4.2*	Certification of Designations, Preferences and Rights of Series B Junior Preferred Stock dated November 12, 1999 (Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-117077) filed on July 1, 2004).

4.3*	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock Pursuant to Section 151 of the General Corporation Law of the State of Delaware dated May 1, 2005 (Exhibit 3.5 to the Company’s Annual Report on Form 10-K (File No. 1-15461) filed on August 17, 2005).

4.4*	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock Pursuant to Section 151 of the General Corporation Law of the State of Delaware dated October 23, 2006 (Exhibit 3.7 to the Company’s Annual Report on Form 10-K (File No. 1-15461) filed on August 14, 2007).

4.5*	Amended and Restated Bylaws (Exhibit 3 to the Company’s Current Report on Form 8-K (File No. 1-15461) filed on April 9, 2009).

4.6*	Matrix Service Company 2012 Stock and Incentive Compensation Plan (Exhibit A to the Company’s Proxy Statement (File No. 1-15461) filed on October 10, 2012).

5	Opinion of Conner & Winters, LLP.

23.1	Consent of Conner & Winters, LLP (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page to this Registration Statement).

*	Incorporated by reference.